FORM OF RESTRICTED STOCK AGREEMENT
UNDER THE
EXPRESS SCRIPTS, INC. 2000 LONG-TERM INCENTIVE PLAN

[NOTE: Bracketed language to be used when Restricted Stock is issued in connection with an Employment Agreement]

                    THIS AGREEMENT, made as of the _____ day of _______, 20___, by and between Express Scripts, Inc., a Delaware corporation (hereinafter called the “Company”), and ________________ (hereinafter called the “Grantee”);

                    WITNESSETH THAT:

                    WHEREAS, the Board of Directors of the Company (the “Board”) has adopted, and the stockholders of the Company have approved, the Express Scripts, Inc. 2000 Long-Term Incentive Plan (the “Plan”) pursuant to which options, stock appreciation rights, restricted stock, performance shares or any other stock based awards may be granted to key personnel of the Company at the discretion of the Committee appointed by the Board to administer the Plan (the “Committee”); and

                    [WHEREAS, the Company and the Grantee have entered into a certain employment agreement dated _____________ (the “Employment Agreement”), in which, pursuant to Section _______ thereof, the Company has agreed to award the Grantee restricted stock pursuant to certain terms and conditions set forth in the Employment Agreement;]

                    WHEREAS, the Grantee is materially important to the development of the Company’s business, and the Board believes it is in the best interest of the Company to create an incentive for him or her to remain in the employ of the Company and to work to the very best of his or her abilities for the achievement of the Company’s strategic objectives; and

                    WHEREAS, to further this purpose, the Company desires to make a restricted stock award to the Grantee under the terms hereinafter set forth:

                    NOW, THEREFORE, in consideration of the premises, and of the mutual agreements hereinafter set forth, it is covenanted and agreed as follows:

                    1.        Share Award. Pursuant to action of the Board and/or the Committee, which action was taken on the date specified on Schedule A (“Date of Award”), the Company awards to the Grantee the amount of shares listed on Schedule A (the “Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”). [This award is granted under, and is expressly subject to, the terms and provisions of the Employment Agreement and, to the extent the Employment Agreement is not otherwise controlling, the terms and provisions of the Plan, which terms and provisions are incorporated herein by reference.] The Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof [to the extent the terms and provisions of the Employment Agreement are not otherwise controlling].

                    2.        Restrictions on Transfer and Restricted Period. Shares may not be sold, assigned, transferred, pledged or otherwise encumbered (collectively, the “Restrictions”) during the period commencing on the Date of Award and ending on the date the Restrictions lapse with respect to such Shares (the “Restricted Period”). The Restrictions shall lapse and the Shares shall become fully vested and transferable only at such time(s) as set forth [in Section ______ of the Employment Agreement or] pursuant to the vesting provisions set forth on Schedule A. Upon vesting, the Restrictions on such vested Shares shall lapse and the Shares shall become fully transferable. Any portion of the Shares which do not become fully vested and transferable in accordance with the criteria set forth [in Section 3.5 of the Employment Agreement or] on Schedule A shall be forfeited to the Company and the Grantee shall have no further right, title and interest in and to the Shares.

                    3.        Certificates for the Shares. The Company may, in its discretion, either (i) issue a certificate in respect of the Shares in the name of the Grantee, and shall hold such certificate on deposit for the account of the Grantee until the expiration of the Restricted Period with respect to the Shares, or (ii) maintain book-entry records of the Grantee’s interest in the shares in a manner determined by the Company. Any certificate issued in respect of the shares shall bear the following legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the Express Scripts, Inc. 2000 Long-Term Incentive Plan and an Agreement entered into between the registered owner and Express Scripts, Inc. Copies of such Plan and Agreement are on file in the offices of the secretary of Express Scripts, Inc.”

                    4.        Grantee’s Rights. Except as otherwise provided herein, the Grantee shall have all rights of a stockholder with respect to the Shares during the Restricted Period, including, but not limited to, the right to receive all dividends paid on the Shares and the right to vote the Shares.

                    5.        Lapse of Restrictions. If, and when, the Restrictions lapse and the Shares become vested and transferable pursuant to the terms hereof, the Company shall either (i) deliver to the Grantee the certificate in respect of such Shares held by the Company pursuant to Section 3 hereof, or (ii) otherwise provide Grantee with the ability to access and exercise Grantee’s ownership rights with respect to such Shares. The Shares which have become vested and transferable shall not bear the legend set forth in Section 3 hereof.

                    6.        Committee Discretion. This award has been made pursuant to a determination made by the Committee. The Committee shall have plenary authority to (a) interpret any provision of this Agreement, (b) make any determinations necessary or advisable for the administration of this Agreement, and (c) modify or amend any provision hereof in any manner which does not materially and adversely affect any right granted to the Grantee by the express terms hereof [and the express terms of the Employment Agreement], unless required as a matter of law.

                    7.        Adjustments Upon Changes in Capitalization or Corporate Acquisitions. Notwithstanding anything to the contrary herein, in the event of a Fundamental Change (as defined in the Plan), reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, stock combination, rights offering, spin-off or other relevant change, the Committee, in its sole discretion, shall make adjustments as it deems appropriate to the aggregate number and type of securities available under this Agreement; provided, however, fractional shares of Common Stock received pursuant to this Section 7 shall be rounded to the nearest whole share of Common Stock, for which purpose one-half share shall be rounded down to the nearest whole share of Common Stock.

                    8.        Tax Withholding. Upon the termination of the Restrictions (or any such earlier time, if any, that an election is made under Section 83(b) of the Code, or any successor provision thereto, to include the value of such Shares in taxable income), the Company shall be entitled to withhold from the Grantee’s compensation any required taxes, including the Grantee’s social security and Medicare taxes (collectively, “FICA”) and federal, state and local income tax with respect to the income arising from the grant of the Shares under this Agreement. The Company shall have the right to require the payment of any such taxes before delivering the stock certificate with respect to the Shares and the related stock power held by the Company in accordance with Section 5 hereof. Alternatively, in lieu of such withholding, the Grantee shall be entitled to cover Grantee’s required minimum statutory withholding taxes arising from the grant of the Shares under this Agreement through a reduction of the number of Shares delivered to the Grantee or a delivery, or tender, to the Company of shares of Common Stock already held by the Grantee for at least six months, in each case valued in the same manner as used in computing withholding taxes under the applicable laws.

                    9.        No Right to Continued Employment. Nothing in this Agreement shall be deemed to create any limitation or restriction on such rights as the Company otherwise would have to terminate the employment of the Grantee at any time for any reason.

                    10.        Governing Law. To the extent federal law does not otherwise control, this Agreement shall be governed by the laws of Delaware, without giving effect to principles of conflicts of laws.

                    IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf and the Grantee has signed this Agreement to evidence his or her acceptance of the terms hereof, all as of the date first above written.

EXPRESS SCRIPTS, INC.
By____________________________________
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